                                                              EXHIBIT 23.4

                      INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement relating to the sale of Senior Notes of Muzak Limited Partnership and Muzak Capital Corporation on Amendment No. 5 to Form S-1 of our report dated September 25, 1996 on the financial statement of Music Holdings Corporation as of June 30, 1996, appearing in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Seattle, Washington

September 26, 1996